                                                                   Exhibit 10.21

      THIS ASSET PURCHASE AGREEMENT is made the 18 day of February one thousand nine hundred ninety-eight (the "Agreement")

between:

GRAHAM-FIELD HEALTH PRODUCTS, INC., a limited company duly organized and existing under the laws of the State of Delaware, having its registered office at 400 Rabro Drive East, Hauppage, NY 11788, United States of America, in this matter duly represented by Mr. Irwin Selinger in accordance with its Articles of Association ("Graham-Field");

AND

PT. DHARMA POLIMETAL, a limited liability company duly organized and existing under the laws of the Republic of Indonesia and having its principal place of business at Jalan Raya Serang Km. 24 Balaraja, Tangerang, Indonesia, in this matter duly represented by Mr. Joppy Kurniadi Negara, its President Director, and Iwan Dewono Budiyuwono, a Director, in accordance with its Articles of Association ("Dharma Polimetal")

AND

JOPPY KURNIADI NEGARA, a private person, Indonesian citizen, residing in Jakarta, Billi & Moon Block CH4/14, RT.006/RW.0l0, Kelurahan Pondok Kelapa, Kecamatan Duren Sawit, Jakarta Timur, Indonesia, holder of DKI Jakarta Identity Card Number 5707.11701/2305590238 ("Joppy")

AND

IWAN DEWONO BUDIYUWONO, a businessman, Indonesian citizen, residing in Jalan Tulodong Bawah III/42, Senayan, Kebayoran Baru, Jakarta Selatan, Indonesia, holder of DKI Jakarta Identity Card Number 09.5307.021260.0161 ("Iwan")

WHEREAS

A. It is the intention of the Parties that PT. Dharma Medipro (the "Company"), a limited liability company duly established under the laws of the Republic of Indonesia and having its domicile at Serang, shall own, operate and manage the wheelchair assets of Dharma Polimetal as part of its own health care related businesses and that Graham-Field will become a direct shareholder in the Company, however the Parties acknowledge that the corporate structure of the Company will have to be reorganized prior to the transaction contemplated by this Agreement being completed.

B. All the issued capital in Dharma Polimetal is presently registered in the following names:

      Joppy Kurniadi Negara    4896 shares
      Iwan Dewono Budiyuwono   125 shares

C. All the issued capital in the Company is presently registered in the following names:

      Joppy Kurniadi Negara  1,053 shares
      Dharma Polimetal       1,097 shares

D. Graham-Field, Dharma Polimetal, Joppy and Iwan (hereinafter collectively referred to as the "Parties" and singly as a "Party") have agreed to restructure the assets and various business of Dharma Polimetal and corporate structure of the Company. Subsequent to the restructure of the Company it shall own, operate and manage the Wheelchair Assets and foreign entities shall be entitled to be shareholders therein (the "Everest and Jennings Company")

E. Joppy and Iwan have agreed that their rights as shareholders in Dharma Polimetal and their indirect and direct interests in the Company, shall be regulated by the provisions of this Asset Purchase Agreement, subject to the prevailing laws of the Republic of Indonesia, and they will personally use their best endeavours to ensure the spirit and intention of this Agreement is fulfilled.

F. Graham-Field, or its nominee in writing has agreed to acquire, subject to Dharma Polimetal and the Company obtaining all approvals required by law in the Republic of Indonesia including without limitation approval from the Relevant Authorities and the shareholders of Dharma Polimetal and the Company, indirect ownership of the assets of the wheelchair related business of Dharma Polimetal (the "Wheelchair Assets") via Graham-Field's direct shareholding in the Everest and Jennings Company.

G. Subject to the conditions herein contained, Dharma Polimetal has agreed to assign to the Company and the Company has agreed to accept, the assignment from Dharma Polimetal of the Wheelchair Assets, and Joppy and Iwan have agreed to cause Dharma Polimetal to assign the Wheelchair Assets to the Company, in consideration of the Purchase Price of which US$ 3,500,000 (three million and five hundred United States Dollars) is paid hereunder. The precise amount of the Purchase Price will be mutually agreed at a later date by the Parties.

      IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1. Definitions: In this Agreement, unless the subject or context otherwise requires, the following words and expressions shall have the meanings respectively assigned below to each such word or expression:

      "Auditors"                  such firm of internationally known Chartered
                                  Accountants or Certified Public Accountants, as the case may be, as shall be appointed the auditors for the time being of Dharma
                                  Polimetal, the Company and the Everest and Jennings Company respectively;

      "Articles of Association
       of the Company"            the Articles of Association of the Company as
                                  set out in Appendix B, and as to be amended pursuant hereto, as the context requires;

      "Board" the Board of Directors of the Company, the Everest and Jennings Company and/or Dharma Polimetal as the context requires;


      "Directors"                 the directors for the time being composing the
                                  Board of Directors of the Company, the Everest and Jennings Company or Dharma Polimetal as the context requires;


      "Relevant Authorities"      any Indonesian government institutions or
                                  agencies which have authority over the
                                  establishment and operations of the Company, the Everest and Jennings Company and Dharma
                                  Polimetal, respectively, and the matters provided by this Agreement;

1.2   Interpretation:

      (i) Any reference to statutory provisions shall include such provisions as from time to time are modified or re-enacted so far as such modification or re-enactment applies or is capable of applying to any transactions entered into hereunder.

      (ii) References to Clauses, paragraphs, Schedules and Appendices are to Clauses, paragraphs, Schedules and Appendices of this Agreement.

      (iii) The headings are for convenience only and shall not affect the interpretation hereof.

      (iv) Unless the context otherwise requires or permits, references to the singular number shall include references to the plural number and vice versa, and references to natural persons shall include bodies corporate and there shall be no distinction as to gender.

      (v) References to "US$" and "United States Dollars" are to the lawful currency of the United States of America.

2.    CONDITIONAL AGREEMENT

2.1   This Agreement is conditional upon:

      (i) the restructuring of the Company and Dharma Polimetal in accordance with the provisions of Clause 3; and

      (ii) the receipt by the Company, the Everest and Jennings Company, Dharma Polimetal and Graham-Field, respectively, of all material approvals, permits and licences from the Relevant Authorities necessary for the Company, the Everest and Jennings Company, Dharma Polimetal and Graham-Field each to carry on its business and perform the obligations as contemplated herein;

      (iii) the Board approval of the transaction contemplated herein;

      (iv) the approval of the shareholders of each of Dharma Polimetal, the Everest and Jennings Company and/or the Company pursuant to the Articles of Association of each and Law No. 1 of 1995 on Limited Liability Companies; and

      (v) the mutual written agreement of the Parties in regard to the level of shareholding of each in the Everest and Jennings Company after it has been restructed and the Purchase Price to be paid by the Company, or the Everest and Jennings Company as the case may be, for the Wheelchair Assets.

2.2 If the conditions specified in Clause 2.1 are not fulfilled or waived in writing within six (6) months of the date hereof (or by such later date as the Parties may agree in writing, in the event the Parties in good faith agree on an alternative approach or approaches to the transactions contemplated hereby which shall have essentially the same economic effect) then this Agreement shall ipso facto cease and determine, and neither of the Parties shall have any claim against the other for costs, damages, compensation or otherwise, except that Graham-Field shall be entitled to be reimbursed by Dharma Polimetal within 10 (ten) days from the date this Agreement was determined by Graham-Field for all monies which it has advanced, plus any outstanding interest thereon, to Dharma Polimetal pursuant to this Agreement without any deduction or set off whatsoever.

2.3 On or before 20 February 1998, in advance of the conditions set out herein being satisfied and the approval of the shareholders, Directors and Commissioners of Dharma Polimetal and the Company respectively and the Relevant Authorities, Graham-Field shall advance to Dharma Polimetal US$ 3,500,000 (three million five hundred United States Dollars) against the future assignment and transfer of the Wheelchair Assets by Dharma Polimetal to the Company, by way of deposit for the Purchase Price of a direct interest in the shareholding of the Company after that Company has acquired the Wheelchair Assets (the "Advance").

2.4 The Purchase Price of the Wheelchair Assets shall be calculated as soon as practicable on terms and conditions to be agreed between the Parties in writing, which shall include consideration of the net book value of the Wheelchair Assets which shall be determined based on the latest December 1997 year-end audited balance sheet of Dharma Polimetal, subject to adjustment based upon the audited balance sheet of Dharma Polimetal as at 31 June 1998 and subject to adjustment based upon such verification procedures as Graham-Field may reasonably determine.

2.5 Dharma Polimetal's obligation to sell all of the Wheelchair Assets and the reimbursement of the Advance pursuant to this Clause 2, shall be secured to Graham-Field by Joppy and Iwan's pledge to Graham-Field all of their shares in Dharma Polimetal pursuant to a pledge agreement in customary form and otherwise to be agreed by the Parties in substantially the same form as attached as Exhibit A or such alternative security as Graham-Field may reasonably require.

2.6 Dharma Polimetal shall pay to Graham-Field the sum of US$ 30,000 (thirty thousand United States Dollars) each calendar month commencing from the first monthly anniversary of the date of this Agreement being the 20th (twentieth) day of each month in consideration of the Advance having been made by Graham-Field (which sum shall be equal to an interest rate of 10.3% per annum of the Advance) until such time as the Advance and any outstanding interest thereon has been repaid in full to Graham-Field pursuant to Clause 2.2 or the advance has been applied against the purchase contemplated in Clause 2.4. In the event less than the amount of the Advance is required to match the Purchase Price pursuant to Clause 2.4 then Graham-Field shall be entitled to be reimbursed the balance and in the event there is a shortfall Graham-Field shall be required to contribute further funds, proportionate to the interest of Graham-Field in the Everest and Jennings Company.

2.7 Dharma Polimetal shall be required to deduct US$ 2.50 (two dollars and fifty United States cents) from each wheelchair billed to Graham-Field until such time as this Agreement either expires or is terminated commencing from the date of this Agreement. The total reduction on the unit price of each wheelchair shall therefore be US$ 6.50 six dollars and fifty United States cents).

3.    RESTRUCTURING OF DHARMA POLIMETAL AND THE COMPANY

3.1 Joppy and Iwan hereby warrant to Graham-Field that they will keep Graham-Field fully informed of the financial condition of Dharma Polimetal and the Company, or Everest and Jennings Company as the case may be, in all material respects at all times, and that Dharma Polimetal and the Company are duly incorporated and existing, and that the issued capital of each is free from any encumbrances except those encumbrances specifically listed in Appendix C.

3.2 As soon as practicable after the execution of this Agreement, Joppy and Dharma Polimetal, shall cause the Company:

      (a) seek approval from Badan Koordinasi Penanaman Modal to convert the status of the Company to a foreign investment company;

      (b) to amend its Articles of Association so as to restate same in a form to be agreed by the Parties and which is consistent with the terms of this Agreement and to insure that the Company conforms in all material aspects with this Agreement including without limitation, approval from the Relevant Authorities to enable Graham-Field to become a direct majority shareholder in the Company;

      (c) take such steps as may be necessary to vary, transfer or otherwise revise the Board of Directors and Commissioners of the Company to conform with the respective provisions contained in this Agreement; and

      (d) make such other changes as may be necessary or desirable to properly reflect the provisions and intent of this Agreement and seek all necessary material approvals from the Relevant Authorities.

4.    COMPANY ACTIONS REQUIRING APPROVAL FROM GRAHAM-FIELD

      The Parties agree and shall procure that the Company and Dharma Polimetal each shall not, without the prior written approval of Graham-Field:

      (i) to purchase, sell or by any other way relinquish rights to immovable assets, or to encumber any assets, other than in the ordinary course of business;

      (ii) make any distribution of profits by way of dividend;

      (iii) borrow money or make loans (but not including credit facilities already obtained or granted) except in the ordinary course of business;

      (iv) dispose of any asset with a book value in excess of US$1,000 (one thousand United States Dollars), other than in the ordinary course of business, except where such asset relates to the non-wheelchair business of Dharma Polimetal;

      (v) increase, reduce or cancel its authorized or issued share capital or issue or grant any option over its unissued share capital;

      (vi) amend its Articles of Association;

      (vii) increase or reduce the number of members comprising its Board of Directors or Board of Commissioners;

      (viii) enter into a scheme of reconstruction or amalgamation or commence voluntary liquidation; or

      (ix) approve its annual budget (but if no approval of the annual budget is reached within fourteen (14) days, then the annual budget shall be the same as the budget for the previous financial year).

      (x) bind the Company or Dharma Polimetal as guarantor; and

      (xi) establish new businesses, except where such new business relates to the non-wheelchair business of Dharma Polimetal.

5. TRANSFER RESTRICTIONS ON DHARMA POLIMETAL AND COMPANY SHARES

      Neither Dharma Polimetal nor Joppy shall not transfer any of its or his shares or other securities in the Company and neither Joppy nor Iwan shall transfer their shares in Dharma Polimetal, otherwise than in accordance with the provisions hereof and neither shall otherwise sell, charge, encumber or dispose of all or any part of their interest in their shares of Dharma Polimetal or the Company unless the written consent of Graham-Field is first had and obtained.

6. DURATION AND TERMINATION

      This Agreement shall take effect without limit in point of time but, upon the transfer by Dharma Polimetal of the entirety of its shares in the Company to Graham-Field, or its nominee, and the acquisition by Graham-Field, or its nominee, of the Wheelchair Assets, each Party shall be released from all its obligations hereunder (unless otherwise provided herein). The Parties each waive any provision of applicable law which may be construed to require judicial intervention or approval for the termination of this Agreement under any circumstances, including Articles 1266 and 1267 of the Civil Code of Indonesia.

7. CONFIDENTIALITY

7.1 All communications between the Parties and the Company or any of them, and all information and other material supplied to or received by any of them from the others, which is either marked "confidential" or is by its nature intended to be exclusively for the knowledge of the recipient alone, and any information concerning the business transactions or the financial arrangements of the Parties and the Company or of any person with whom any of them has a confidential relationship with regard to the matter in question, which comes to the knowledge of the recipient shall be held in strict confidence unless or until the recipient can reasonably determine (i) that it is or part of it is, in the public domain, whereupon, to the extent that it is public, this obligation shall cease or (ii) it is required to be furnished to the bankers or investors or potential investors of or in any of the Parties or to any regulatory agencies involving any of the Parties, and in such cases, this obligation shall cease only to the extent required under the respective circumstances.

7.2 Joppy and Iwan shall procure the observance of the abovementioned restrictions by Dharma Polimetal and the Company and shall take all reasonable steps to minimize the risk of disclosure of confidential information, by ensuring that only their employees, directors, managers and those employees of Dharma Polimetal and the Company whose duties require them to possess any of such information shall have access thereto, and that they shall be instructed to treat the same as confidential.

7.3 The obligations contained in this Clause shall endure, even after the termination of this Agreement, without limit in point of time except and until any confidential information enters the public domain as set out above.

8. NOTICE AND GENERAL MATTERS

      A11 notices, demands or other communications required or permitted to be given or made hereunder shall be in writing and delivered personally or sent by fax addressed to the intended recipient thereof at its address set out below or at its fax number set out below (or to such other address or fax number as any Party may from time to time duly notify the others). Any such notice, demand or communication shall be deemed to have been duly served immediately. The addresses and fax numbers of the Parties for the purposes of this Agreement are:

            (i) Graham-Field Health Products, Inc.

                  Attn:      Mr. Irwin Selinger

                  Address:   400 Rabro Drive
                             East Hauppage, NY 1788
                             United States of America

                  Tel. No.:  (516) 582 5900
                  Fax No.:   (516) 582 5608

            (ii) PT. Dharma Polimetal

                  Address:   Jl. Raya Serang Km. 24
                             Balaraja, Tangerang
                             Jawa Barat
                  Tel. No.:  (21) 5951634
                  Fax No.:   (21)5951628

            (iii) Joppy Kurniadi Negara

                  Address:   Billi & Moon Block  CH4/14,
                             RT.006/RW.010.
                             Kelurahan Pondok Kelapa,
                             Kecamatan Duren Sawit, Jakarta Timur

            (iv) Iwan Dewono Budiyuwono

                  Address:   Jl. Tulodong Bawah III/43
                             Senayan,  Kebayoran Barn
                             Jakarta Selatan

8.2 No remedy conferred by any of the provisions of this Agreement is intended to be exclusive of any other remedy which is otherwise available at law, in equity, by statute or otherwise, and each and every other remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law, in equity, by statute or otherwise. The election of any one or more of such remedies by any of the Parties hereto shall not constitute a waiver by such Party of the right to pursue any other available remedies.

8.3 In the event of any inconsistency between the provisions of this Agreement and the Articles of Association of Dharma Polimetal or the Company, the provisions of this Agreement shall, as between the Parties, prevail and the Parties shall cause the Articles of Association of Dharma Polimetal or the Company to be amended to conform herewith to the extent permitted by law and practice. Any other matters not specifically provided for in this Agreement shall be mutually agreed in writing by the Parties and this Agreement shall prevail over the terms of any previous discussions or written agreements to the extent they conflict with terms of this Agreement or any written amendment hereto.

8.4 Save as expressly provided in this Agreement, the respective rights and obligations of the Parties hereto shall not be assignable or transferable except to a statutory successor in interest of a Party to this Agreement or otherwise with the consent of the other Party, with the express exception that Graham-Field shall be entitled to assign or transfer any of its rights and obligations hereunder.

8.5 The Parties shall bear their own costs and expenses in respect of the preparation and negotiation of this Agreement, but the Parties shall take such steps as may be in their power to procure that Dharma Polimetal and the Company, to the extent permitted by law, reimburses them for any costs and expenses incurred by them in connection with the reorganization of Dharma Polimetal and the Company.

8.6 The Parties shall execute and do and take such steps as may be in their power to procure that all other necessary persons, if any, execute all such further documents, agreements, deeds, acts and things as may be required so that the full extent may be given to the provisions of this Agreement.

8.7 If any provision of this Agreement or part thereof is rendered void, illegal or unenforceable by any legislation to which it is subject, it shall be rendered void, illegal or unenforceable to that extent and no further unless the part rendered void, illegal or unenforceable goes to the essence of this Agreement and the Parties are unable to agree on any adequate substitute provision which is not void, illegal or unenforceable.

8.8 Nothing contained in or relating to this Agreement shall constitute or be deemed to constitute a partnership between the Parties hereto.

8.9 Both parties will try to amicably settle any dispute that may arise. The Parties agree that any dispute arising out of or in connection of this Agreement, including without limitation any question regarding its existence, validity, termination, or the rights or obligations of either of them that cannot be settled amicably within sixty (60) days after it has been first raised in writing (unless further extended by Parties) shall be settled by arbitration under the Arbitration Rules of UNCITRAL (the "Rules"). The arbitration shall be conducted in Singapore by 3 (three) arbitrators appointed in accordance with the Rules. In the absence of agreement on the third arbitrator, he or she shall be appointed by the International Chamber of Commerce, Singapore. Any notice of arbitration, response or other communications given to or by a Party to the arbitration shall be given and deemed received as provided in the Rules. The costs of the arbitration shall be determined and paid by the Parties to the arbitration as provided in the Rules. In order to further ensure the final and binding nature of the arbitral award, the Parties expressly agree to waive to the extent permitted by applicable law the following to the extent otherwise applicable: Section 641 of the Reglement op de Rechtsvordering ("R.V.") and any rights they may have under Article V.(I) and
Article VI of the 1958 New York Convention on the Recognition and Enforcement of Foreign Arbitral Awards, so that there will be no appeal to any court from the decision of the arbitral tribunal. No Party, as against the other, shall be entitled to commence or maintain any action in a court of law upon any matter in dispute arising from or in relation to this Agreement except for the enforcement of an arbitral award made in accordance with this Clause. During the period of the submission to arbitration and thereafter until the publication of the arbitral award, the Parties shall, except in the event of termination, continue to perform all their obligations hereunder. The provisions contained in this Article shall survive the termination and/or expiration of this Agreement.

8.10 This Agreement shall be governed by and construed in accordance with the laws in force in the Republic of Indonesia;

8.11 This Agreement may consist of a number of counterparts which taken together constitute one and the same instrument.

      IN WITNESS WHEREOF this Agreement has been entered into on the date stated at the beginning.

                             GRAHAM-FIELD HEALTH PRODUCTS, INC.


                             By: /s/ Irwin Selinger
                                --------------------------------
                             Name: Mr. Irwin Selinger
                             Title:

                             /s/ Gina Marie Ciero
                             -----------------------------------
                             Witness

                             PT. DHARMA POLIMETAL

                                    [SEAL]

                             By: /s/ Joppy Kurniadi Negara
                                --------------------------------
                             Name: Joppy Kurniadi Negara
                             Title: President Director


                             By: /s/ Iwan Dewono Budiyuwono
                                --------------------------------
                             Name: Iwan Dewono Budiyuwono
                             Title: Director


                             JOPPY KURNIADI NEGARA


                             /s/ JOPPY KURNIADI NEGARA
                             -----------------------------------

                             IWAN DEWONO BUDIYUWONO


                             /s/ IWAN DEWONO BUDIYUWONO
                             -----------------------------------

                                                                       EXHIBIT A

                           PLEDGE OF SHARES AGREEMENT

THIS PLEDGE OF SHARES AGREEMENT (the "Agreement") is entered into this 18 day of February, 1998

BETWEEN:

(1) GRAHAM-FIELD HEALTH PRODUCTS INC., a limited liability company duly organized and existing under the laws of the State of Delaware, with its registered office at 400 Rabro Drive East, Hauppage, NY 11788 (the "Pledgee"); and

(2) MR. JOPPY KURNIADI NEGARA, a private person, Indonesian citizen, residing in Jakarta, Billi & Moon Block CH4/14, RT.006/RW.010, Kelurahan Pondok Kelapa, Kecamatan Duren Sawit, Jakarta Timur, Indonesia, holder of DKI Jakarta Idenity Card Number 5707.11701/2305590238, and

      MR. IWAN DEWONO BUDIYUWONO, a private person, Indonesian citizen, residing in Jalan Tulodong Bawab III/42, Senayan, Kebayoran Baru, Jakarta Selatan, Indonesia, holder of DKI Jakarta Identity Card Number 09.5307.021260.0161 (collectively known as the "Pledgors");

WHEREAS:

A. PT. DHARMA POLIMETAL is a limited liability company duly organized and existing under the laws of the Republic of Indonesia and having its principal place of business at Jalan Raya Serang Km. 24 Balaraja, Tangerang, Indonesia ("Company").

B. The Pledgors are the registered holders of all issued shares in the total issued capital of the Company.

C. PT. Dharma Medipro is a limited liability company duly organized and existing under the laws of the Republic of Indonesia and having its domicile at Serang ("Medipro"), the issued share capital of which is held entirely by the Company and Mr. Joppy Kurniadi Negara.

D. The Pledgors wish to approve the transfer the wheelchair assets of the Company to Medipro, subject to the terms and conditions of the Asset Purchase Agreement.

E. The Pledgors and the Pledgee have entered into an Asset Purchase Agreement on 18 February 1998 whereby the Pledgee has agreed with the Pledgors that in consideration of the advance payment of US$ 3,500,000 (three million five hundred United States Dollars), to the Company being part of the purchase price for direct equity in Medipro after Medipro has been restructured in accordance with the said Asset Purchase Agreement, the Company will transfer its wheelchair assets to Medipro and the Pledgee will become a direct equity shareholder in Medipro.

F. The Pledgee would not have advanced moneys to the Company under the Asset Purchase Agreement without security being given by the Pledgors, including but not limited to the security established by this Agreement.

G. Pursuant to the Asset Purchase Agreement, the Pledgors agreed to pledge to the Pledgee all of the shares held by them, and to be held by them, in the Company, in order to secure repayment of all amounts advanced by the Pledgee to the Company under the Asset Purchase Agreement and any agreements supplemental or ancillary thereto (such amounts, whether now or hereafter existing, including but not limited to the principal hereinafter collectively referred to as the "Debt").

OPERATIVE TERMS AND CONDITIONS:

Article 1

PLEDGE OF SHARES AND SECURITY

1.1 The Pledgors hereby irrevocably and unconditionally agree with the Pledgee that effective from the date hereof, the Pledgors pledge and surrender to the Pledgee all of the shares owned by the Pledgors in the Company, being the total issued share capital of the Company and the Pledgors further irrevocably and unconditionally covenant and agree to immediately pledge and surrender to the Pledgee any additional shares, rights or entitlements which they may acquire in the Company at any time in the future by way of further security for repayment of the entire Debt (the "Shares").

1.2 The Pledgors undertake and agree to cause all share certificates issued to the name of the Pledgors in respect of any shareholding or other financial interests in the Company which they may each hereafter acquire to be delivered by the Board of Directors of the Company to the Pledgee, or a custodian nominated by the Pledgee, for safekeeping and security purposes.

1.3 This Agreement forms an integral part of the Asset Purchase Agreement and any other agreements supplemental or ancillary thereto. Such agreements would not have been entered into, nor monies advanced by the Pledgee to the Company under the Asset Purchase Agreement without the Pledgors having entered into this Agreement with the Pledgee. Therefore the pledge made hereunder and the power of attorney hereunder referred to shall be irrevocable for so long as and any part of the Debt remains outstanding under the terms of the Asset Purchase Agreement.

1.4 The Pledgors shall immediately notify the Company and the directors and responsible officers thereof of this Agreement, and shall instruct such of its directors and officers to furnish the Pledgee with copies of all notices or other correspondence which may be sent or given to any shareholder including without limitation all notices of general and extraordinary shareholders' meetings, notices of dividends, calls for subscription payments, annual or other periodic reports and financial statements or any other notice with respect to any shareholder of the Company.

1.5 This Agreement shall have immediate force and effect from the date of execution by the Parties.

Article 2

SUBSCRIPTION RIGHTS

The Pledgors shall make all subscription payments or other payments to the Company or any other party as the Company's Board of Directors shall direct and shall hold the Pledgee harmless from liability caused by the Pledgors' failure to do so.

Article 3

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1 The Pledgors hereby represent and warrant to the Pledgee that the Shares shall not be subject to any other pledge, lien, charge or encumbrance of any kind whatsoever and that they are each the true and rightful owner of the Shares and now have and shall at all times hereafter have full power and authority over the Shares and to surrender and deliver share certificates for the Shares to the Pledgee.

3.2 During the term of this Agreement the Pledgors shall not without prior written consent of the Pledgee (i) sell or otherwise transfer the Shares,
      (ii) grant or allow to be created any lien, charge or other encumbrance of any kind over or in respect of the Shares, (iii) subject, or attempt to subject, the Shares to any other pledge, or (iv) cause any further shares to be issued in the Company.

3.3 The Pledgors shall cause the pledge hereby created over the Shares to be recorded in the special register of charges, pledges and other encumbrances over share capital which is kept and maintained by each of the Company.

Article 4

UNCONDITIONAL AGREEMENT

The pledge created by this Agreement, the delivery of share certificates covering the Shares at the appropriate time, and the obligations of the Pledgors hereunder, are unconditional and shall not be affected by any invalidity or unenforceability of this Agreement or any provision hereof, or any agreement supplemental or ancillary thereto. The liability, responsibilities and rights and obligations of each Pledgor are joint and several.

Article 5

ENFORCEMENT SALE

5.1   In the event that:

      (a) any of the Pledgors default upon their responsibilities and obligations as defined in the Asset Purchase Agreement or any agreement executed by the Pledgors pursuant to the Asset Purchase Agreement; or

      (b) any event occurs which, upon the giving of notice or the lapse of time or both, would constitute an event of default as described in paragraph (a).

      the Pledgee may take whatever action it, in its sole and absolute discretion, deems necessary to protect its rights hereunder including, but not by way of limitation, selling or otherwise transferring the Shares to any person or entity (including itself) by private in good faith transaction, after due solicitations of interest from prospective buyers, public sale, or by any other type of sale pursuant to the laws of the Republic of Indonesia at whatever time, location and price, on such terms and conditions as the Pledgee may in its reasonable opinion deem to be appropriate.

5.2 If the Pledgee takes any action pursuant to Article 5.1, then the Pledgors unconditionally and irrevocably undertakes, promises and covenants to cooperate fully with the Pledgee and any third parties in respect of such action and that it will not take any action to challenge the validity of the Pledgee's actions or to limit or diminish the rights of the Pledgee in respect of such matters.

      The Pledgors hereby irrevocably and unconditionally agree to forego and waive all rights to assert any interest, claim or right of redemption with respect to the Shares against any purchaser or other transferee, whether or not such interest, claim, or right may exist under the laws or regulations of the jurisdiction where the Shares are situated or any other jurisdiction.

5.3 Upon the occurrence of such sale and transfer, the Pledgors shall be entitled to receive the balance of any net proceeds from the sale of the Shares in excess of the Debt and conversely in the event there is a shortfall in the said net proceeds then the Pledgors shall be obligated to make good the deficiency and interest shall accrue on the outstanding amount at the rate of 10.3% (ten point three percent) per annum until such time as the Pledgee receives full satisfaction of the Debt.

Article 6

POWER OF ATTORNEY

In order to ensure and protect the Pledgee's rights pursuant to the Asset Purchase Agreement, including without limitation, the Pledgee's rights under
Article 5 of this Agreement, the Pledgors hereby irrevocably and unconditionally appoint each of the directors of the Pledgee and / or its attorneys to be its lawful attorney, with full right of

9.2   Variation

      The terms of this Agreement may only be amended, waived, discharged or terminated by instrument in writing signed by each of the Pledgors and the Pledgee.

9.3   Non-waiver

      Failure by the Pledgee to exercise any and all of its rights hereunder, or any partial exercise thereof, shall not act as a waiver of such rights, granted hereunder or by general law.

9.4.  Severability

      If one or more of the provisions hereof shall be invalid, illegal or unenforceable in any respect under any applicable law or decision, the validity, legality and enforceability of the remaining provisions contained herein shall not be effected or impaired in any way. The Pledgors shall in any such event execute such additional documents as the Pledgee may request in order to give effect to any provision hereof which is determined to be invalid, illegal or unenforceable.

9.5   Governing Law

      This Agreement and the performance hereof will be governed by the laws of the Republic of Indonesia, without regard to its conflict of laws rules and the forum for the resolution of any dispute in respect of this Agreement shall be Singapore pursuant to arbitration as provided under the UNCITRAL rules as set out in the Asset Purchase Agreement.

9.6   Language

      This Agreement is executed in a text using the English language which shall be the governing language despite translation into any other language. If another language translation of this Agreement be required for any purpose whatsoever, the parties agree that the Pledgee shall provide such translation prepared by a sworn translator at the Pledgors's cost, which shall not be contested by the Pledgors save for manifest error.

9.7   Assignment

      The Pledgee may assign or transfer any of its rights or obligations hereunder, or any part thereof, to any party, provided, that upon such assignment or transfer it shall thereafter give written notice thereof to the Pledgors and to the Company, to be registered in the Company's register of shareholders and special register of shares.

      The Pledgors shall not assign or transfer any of their rights or obligations hereunder, or any part thereof to any party without the prior written consent of the Pledgee.

9.8   Headings

      The headings of the Sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed and entered into this Agreement on the date set out above.

JOPPY KURNIADI NEGARA


[Graphic omitted]
/s/ JOPPY KURNIADI NEGARA
----------------------------------


/s/ Lara Jacqueline Peake
----------------------------------
Signature of Witness

Lara Jacqueline Peake
c/ Makarim & Tacra S.
Summitmasi
Ji. Jend. Sudirman, Jakarta.
----------------------------------
Full name and address of Witness


IWAN DEWONO BUDIYUWONO


/s/ IWAN DEWONO BUDIYUWONO
----------------------------------


/s/ Lara Jacqueline Peake
----------------------------------
Signature of Witness


Lara Jacqueline Peake
c/ Makarim & Tacra S.
Summitmasi
Ji. Jend. Sudirman, Jakarta.
----------------------------------
Full name and address of Witness

SIGNED for and on behalf of                     )
GRAHAM-FIELD HEALTH, INC.                       )
in accordance with its articles of association  )
in accordance by its duly authorised officer    )


/s/ Gina Marie Cicero
----------------------------------
Signature of Witness

Gina Marie Cicero


Gina Marie Cicero, 86 KENWOOD DR., BOHEMIA, NY 11716
----------------------------------------------------
Full name and address of Witness